Ancora Trust

   November 24, 2003

Direct Dial: 216.348.5411

E-mail: mmeaney@mcdonaldhopkins.com

November 24, 2003

Ancora Trust

One Chagrin Highlands

2000 Auburn Drive, Suite 420

Cleveland, Ohio 44122

Re:

Ancora Trust

Gentlemen:

We have acted as counsel for Ancora Trust, an Ohio business trust (the “Trust”), in connection with the filing by the Trust of a Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended, (the “Securities Act”) and the Investment Company Act of 1940, as amended, (the “Registration Statement”) with respect to the proposed sale of an indefinite number of shares  of beneficial interest (the “Shares”) of the Trust representing interests in each of Ancora Income Fund, Ancora Equity Fund, Ancora Special Opportunity Fund and Ancora Bancshares, each a separate investment fund of securities (each, a “Fund” and collectively, the “Funds”).  The law covered by the opinion expressed herein is limited to the laws of the State of Ohio.  Further, we express no opinion as to compliance with any state or federal securities laws, including the securities laws of the State of Ohio.

In rendering the opinion expressed herein, we have examined executed originals, counterparts or copies thereof of all such records of the Trust, such agreements, certificates of officers of the Trust, public officials and others, and such other documents, certificates and other records as we have deemed necessary as a basis for the opinion expressed in this letter, including, without limitation, the Report of Operation of Business Trust, the Declaration of Trust dated as of August 20, 2003 (the “Declaration of Trust”), the By-Laws and the records and proceedings of the Trustees of the Trust from the date of formation of the Trust.

As to questions of fact material to the opinions expressed herein, we have relied upon, and assumed the accuracy of, such certificates, records, searches and other documents that we have reviewed in connection with giving the opinions expressed herein.  We have assumed that there are no other facts, conditions or circumstances which conflict with or are inconsistent with those set forth in any of the foregoing.  With respect to such matters, we have not made any independent investigation or verification of the information contained therein for purposes of this opinion letter.

In rendering the opinions expressed herein, we have not conducted any investigation into the types of businesses and activities in which any party engages or the manner in which any party conducts its business as would enable us to render any opinion (and, accordingly, we express no opinion) as to the applicability to any party of any federal or state law or regulation not of general applicability to business trusts.

In connection with rendering the opinions expressed herein, we have with your permission assumed, without independent investigation, the following:  (i) the legal capacity of natural persons, the absence of duress, fraud and undue influence of all signatures on documents submitted to us, and the absence of mutual mistake of fact or misunderstanding; (ii) the genuineness of all signatures on documents submitted to us; and (iii) the authenticity, completeness and accuracy of all documents, materials and records submitted to us as originals and the conformity to authentic original documents of all documents, materials and records submitted to us as certified, conformed or photostatic copies.

Based upon and subject to the assumptions and qualifications set forth herein, we are of the opinion that the Shares, when issued pursuant to the terms, provisions and conditions of the Declaration of Trust and the Registration Statement, and upon receipt of the full authorized consideration therefor in cash, will be validly issued, fully paid and non-assessable by the Funds.

The opinions expressed herein are given as of the date hereof and speak as of only that date.  We assume no obligation to advise you of any changes in facts or law or of anything coming to our attention bearing upon the accuracy of or completeness of any assumption, whether or not material, which may be brought to our attention at a later date.

The opinions expressed in this letter are intended solely for your use in the above-described transaction and may not be reproduced, filed publicly or relied upon by any other persons or entities for any purpose without the express written consent of the undersigned.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm included in or made a part of the Registration Statement.  In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ McDonald Hopkins Co., LPA

McDonald Hopkins Co., LPA